Amended and Restated Subordinated Convertible Promissory Note

$3,712,637.90 October 1, 2014

Blackridge Technology Holdings, Inc., a Delaware corporation ("Blackridge" or the "Obligor"), hereby promises to pay to the order of John Hayes and his lawful successors and assigns (the "Holder"), the principal sum of THREE MILLION SEVEN HUNDRED TWELVE THOUSAND SIX HUNDRED THIRTY SEVEN DOLLARS AND NINETY CENTS ($3,712,637.90) on October 1, 2017 plus any accrued but unpaid interest. The Obligor shall pay interest on the outstanding principal amount from the date hereof until the principal is paid in full at the rate of 1.00% per month, payable at maturity in cash, and, upon default and/or after maturity at a rate of 1.50% per month, compounded monthly. All payments will be made to the Holder, at such address as the Holder may designate, in money of the United States of America.

1. Conversion into Equity of Blackridge; Warrant. The Holder shall have the right but not the obligation to convert the principal and accrued but unpaid interest of this Note into equity of Blackridge at the terms of other "Series A" investors after the closing of the "Series A" investment round. For purposes of this Note, an investment round shall be considered a "Series A" investment round if (a) at least $3 million is raised in such round inclusive of any conversions of debt; (b) the capital is invested as preferred and/or common equity.

2. Representations. The Obligor hereby represents and warrants to the Holder as follows:

a. Due Incorporation; Good Standing; Due Authorization. Blackridge is a duly formed and incorporated entity in the State of Delaware and is in good standing as of the date hereof. Blackridge has the corporate power and authorization to enter into this Note and all necessary corporate action has been taken by Blackridge to do so.

b. Use of Proceeds. There are no proceeds from this note. It is being issued in consideration of the cancellation of certain other promissory notes owed to the Holder. Warrants issued under prior notes are partially cancelled with the remaining Warrants modified per 7 (g) herein.

3. Remedies.

a. Events of Default. "Event of Default," wherever used herein, means any one of the following events:

i. default in the payment of the principal of this Note at its maturity or any interest payment; or

ii. the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Obligor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Obligor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Obligor under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Obligor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

iii. the commencement by The Obligor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of The Obligor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of The Obligor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by The Obligor in furtherance of any such action; or

iv. The dissolution of The Obligor; or

v. Any representation or warranty made to the Holder by The Obligor pursuant to this Note is false or misleading in any material respect; or

vi. The Obligor fails to observe or perform any material covenant or agreement made by the Obligor to the Holder pursuant to this Note.

b. Acceleration of Maturity. If any Event of Default occurs and is continuing, then and in every such case the Holder may declare the principal on this Note to be due and payable immediately, by a notice in writing to the Obligor, and upon any such declaration such principal shall become immediately due and payable.

c. Payment of Expenses. If any part of the Aggregate Balance is not paid when due, or if the Obligor fails to perform any obligation required hereunder, the Obligor shall pay any and all reasonable costs of collection or enforcement of all outstanding obligations under this Note incurred by the Holder, including reasonable attorneys' fees and expenses.

4. Covenants. Until this Note is paid and performed in full (full payment and performance being evidenced by repayment or conversion into equity pursuant to Section 1 hereof), the Obligor shall not, without the prior written consent of the Holder, to do any of the following:

a. Reorganize, consolidate or merge into any person or entity; or

b. Issue any dividend or make any similar distribution, whether of cash or securities; or

5. Prepayment. The Company may prepay this note without penalty in full at any time or in part at any time upon five (5) days advance notice pvided that such payment is at least $50,000.

6. Notices. All notices and communications provided for herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or faxed, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or faxed:

(a) if to the Obligor:

Blackridge Technology Holdings, Inc.

(b) if to the Holder:

John Hayes
21325 Delta Drive
Reno, NV 89521

or to such other person or address as the party entitled to notice hereunder shall designate by notice in accordance with this Note.

7. Miscellaneous.

a. This Note may be amended only by a writing signed by the Obligor and the Holder. All covenants and agreements in this Note by the Obligor shall bind its successors and assigns.

b. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Specifically, if the interest rate on this Note is deemed to exceed some statutory maximum, the interest rate will be reduced to the legal maximum.

c. The Obligor shall pay any stamp, transfer or other taxes or regulatory fees that may be imposed on any transaction contemplated by this Note.

d. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

e. This Note (and related exhibits, certificates and schedules) constitute the full and entire understanding between the Obligor and the Holder with respect to the subject matter hereof and thereof and expressly supersedes and replaces any and all other existing promissory notes previously outstanding to the Holder from the Obligor.

f. This Note is binding on the Obligor, and the Obligor, and all sureties, guarantors and endorsers hereby waive presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences. Failure of, or delay by, the Holder to assert any right herein shall not be deemed to be a waiver thereof, nor shall any such failure or delay on any one or more occasions be deemed to prohibit or waive the same or any other right on any future occasion.

g. Warrants. The Holder previously owned 2,210,647 warrants with a $1.70 strike price. Holder agrees to relinquish 1,105,323 of the warrants in exchange for which the other warrants shall have their strike price reduced to $0.63 per share. The expiration date of all warrants is reset to December 1, 2024.

h. Subordination. The Holder expressly agrees and consents that this Note shall be junior to the convertible secured bridge notes which the Obligor has issued to certain individuals and entities since June 30, 2011 and similar convertible secured bridge notes to be issued by the Obligor (collectively, the "Senior Debt"). Until all Senior Debt is paid in full, the Obligor shall not make, directly or indirectly, any payments of principal, interest, or other amounts due on account of this Note; provided, however, that so long as no event of default has occurred with respect to the Senior Debt, the Obligor may make payments of interest pursuant to the terms of this Note. Without limiting the foregoing, until the Senior Debt is paid in full, the Holder shall not (a) take or receive any security or collateral for this Note or (b) institute involuntary bankruptcy or

insolvency proceedings, or other proceedings or actions for the collection of debts of any kind against the Obligor.

i. Other Obligations or Indebtedness. The Holder agrees that the indebtedness evidenced by this Note is the only obligation owed by the Obligor to the Holder as of the date of this Note.

IN WITNESS WHEREOF, the Obligor has caused this instrument to be duly executed as of the date first written above.

BLACKRIDGE TECHNOLOGY HOLDINGS, INC.

By: [signature]

Its: CEO & Chairman.

AGREED TO:

[signature]

John Hayes, individually